
                    Computation of Net Loss Per Common Share


                                                                                   Year Ended December 31
                                                      ------------------------ --------------------------- ------------------------
                                                               1995                        1994                        1993
                                                      ------------------------ --------------------------- ------------------------
Primary:
  Weighted average shares outstanding                              11,023,921                  11,144,938               11,182,376
  Net effect of dilutive stock options used on
  the treasury stock method using average
  market price                                                              -                           -                        -
                                                      ------------------------ --------------------------- ------------------------
                                                                   11,023,921                  11,144,938               11,182,376
                                                      ======================== =========================== ========================
Net loss                                                          $(3,532,442)                $(4,414,468)             $(3,558,319)
                                                      ======================== =========================== ========================

Per share                                                              $(0.32)                     $(0.40)                  $(0.32)
                                                      ======================== =========================== ========================
Fully diluted:
  Weighted average shares                                          11,023,921                  11,144,938               11,182,376
 outstanding
  Net effect of dilutive  stock options based
  on the treasury stock method using
  ending market price, if higher than average
  market price                                                              -                           -                        -
                                                      ======================== =========================== ========================
                                                                   11,023,921                  11,144,938               11,182,376
                                                      ======================== =========================== ========================

Net loss                                                          $(3,532,442)                $(4,414,468)             $(3,558,319)
                                                      ======================== =========================== ========================

Per Share                                                              $(0.32)                     $(0.40)                  $(0.32)
                                                      ======================== =========================== ========================